Exhibit 99.1

NeXplore Corporation Releases Annual Letter to Shareholders

NeXplore CEO Edward Mandel Highlights Past Year's Milestones,
Outlines Future Growth Strategy

FRISCO, TX - August 23, 2007 - NeXplore Corporation (OTC: NXPC) today issued the following annual letter to NeXplore Corporation shareholders from Chief Executive Officer Edward Mandel:

Dear Fellow Shareholders:

With the close of our fiscal year on June 30, we are pleased to report that NeXplore has reached a number of key milestones that correlate with the substantial progress we have made in executing our firmly established business strategy. We've successfully taken the company public through a share exchange transaction-NeXplore Corporation currently trades on the Over-the-Counter Stock Market under the symbol "NXPC"- and, equally noteworthy, we believe our diligent product development efforts are bearing fruit, with the NeXplore Search destination beta slated for launch within the next 30 days.

Unquestionably, the most significant trend we are witnessing today is the emergence of the Internet as the world's largest community. In tandem with this, advances in Web-based technologies and a growing affinity for social computing activities continue to revolutionize how consumers connect with information and each other. Today's marketers, roiled by what is arguably the advertising industry's greatest transformation, are aggressively and creatively utilizing a wealth of new interactive online advertising platforms and technologies to build brand awareness and cement customer loyalty.

The past year's achievements stand as a testament to NeXplore's industry foresight, team expertise, and product-development prowess. The development of our portfolio of Web 2.0 tools and destinations designed to satisfy the unique needs of today's Web-savvy consumers and the advertisers that wish to capture their attention is proceeding as planned.

We are poised to capitalize on the accomplishments of our team in the year ahead, but now let's take a look back at this year's milestones.

Prepping NeXplore Search beta for launch

We plan to release the NeXplore Search beta to the public within the next 30 days. We are tremendously proud of this product. Much time, expertise and toil went into its development, and all of us at NeXplore are excited and well prepared to introduce our innovative new search engine to the online world.

Rollout of premium components, including secure web media space, will be a controlled iterative process, beginning with invitation-only, demographically targeted end users, and steadily expanding out to the general public. User feedback mechanisms are in place to help guide feature development and refinement - an indispensable practice for any successful Web 2.0 product launch. Our carefully planned phased rollout and tight feedback loop ensures an optimal and engaging first-use experience, aligns with our viral marketing strategy, and allows us to scale supporting back-end systems in a cost-efficient, risk-mitigating manner.

We believe the NeXplore Search beta represents a quantum leap in intuitive usability and provides an overall satisfying search experience unequaled by any search engine on the market today.

Equally important and compelling is NeXplore Search's fully integrated ad-creation capabilities. To facilitate rapid monetization of the NeXplore Search beta, we've built a proprietary, full lifecycle ad creation and management platform that enables marketers to effortlessly create, manage and modify in real time high-impact online advertising campaigns. Combined with the NeXplore Search engine's optimized ability to display highly targeted rich-media ads, our easy-to-use advertising platform allows marketers to deliver interactive online advertising campaigns that meet today's exacting standards for vitality, efficiency and measurability.

NeXplore investors will be among the initial invitees to experience the NeXplore Search destination, with the ability to extend the invitation to others. We strongly encourage your participation and sincerely welcome your feedback. We are confident that all users will be as pleased with this great product as we are. We are also certain that they will want to share the experience with friends, family and peers. In fact, we're counting on it!

Building out the NeXplore product portfolio

Guided by NeXplore Chief Technology Officer and Web 2.0 industry guru Dion Hinchliffe, our U.S.- and Russia-based product development teams have made great strides on a number of strategic product development initiatives.

We believe the following products nearing completion deliver on NeXplore's promise to radically improve the online experience by providing Web tools and destinations that empower people to drive and define a World Wide Web perfectly suited for their unique needs, interests, and online pursuits:

MyCircle - A universally accessible, application-agnostic social computing platform providing users with a single interface for managing every aspect of their online activity.

AdCircle - A highly interactive, graphically rich online classified ad platform.

StarContest - A Web destination providing musicians with promotional contests as well as tools for creating and distributing their work.

Protecting NeXplore IP

In today's hyper-competitive and dynamic Web 2.0 market, it is imperative that companies protect their hard-earned intellectual property (IP).

NeXplore currently retains the services of Strasburger & Price, LLP, Oblon Spivak McClelland Maier & Neustardt and Jackson Walker, LLP as patent and trademark intellectual property counsel, and is aggressively pursuing the protection of its proprietary technologies, both front-end and back-end, as well as the designs of its interfaces.

Taking NeXplore public

Providing the average investor an opportunity to participate at an early stage in a company vying to capitalize on the burgeoning online advertising market is central to NeXplore's growth strategy.

On March 30 2007, NeXplore Technologies, Inc. completed a share exchange transaction with NT Technologies, Inc. With the completion of this transaction, NeXplore became a public company trading on the Over-the-Counter Stock Market under the symbol "NTTI." On June 5, 2007, we officially changed the company's name to NeXplore Corporation and changed our trading symbol to "NXPC."

The completion of these events marks a significant strategic step in our overall game plan for creating a public vehicle that enables NeXplore to aggressively pursue the commercialization and monetization of our portfolio of next-generation search and social computing tools and destinations.

Seeding the market, establishing our brand

Concurrent with product development and corporate structuring activities, the NeXplore team has been working hard to lay the foundation for an aggressive, tightly integrated viral marketing and public relations plan.

In fact, we began seeding the market for the NeXplore Search destination from the very beginning of this product's development by engaging demographically targeted end users to test drive and provide feedback on some of the engine's unique and differentiating features. Being open to the process of discovery in the product development lifecycle not only ensures that we deliver a product consumers will embrace, but it also creates a cadre of knowledgeable early adopters that, properly incentivized, will evangelize the product when public rollout commences.

Fortifying and promoting NeXplore's thought leadership status in the Web 2.0 market is a vital component of our marketing and public relations plan. We expect to continue to benefit greatly in this regard from the expertise and renown of our chief technology officer, Dion Hinchcliffe. Dion has presented at numerous high-profile industry events, including the Web 2.0 Expo held in San Francisco this past April, and NeXplore was proud to sponsor the first Web 2.0 University™ held in Dallas in June. Created by Dion, Web 2.0 University provides business and technical leaders alike with a solid overview of the latest Web 2.0 trends and strategies to grow online revenue, build competitive advantage, and improve customer interaction.

Also noteworthy on the marketing front is NeXplore's exclusive sponsorship of the ShockWave Jet Truck. Built in the shape of a full-scale Peterbuilt truck and capable of producing over 36,000 horsepower at the speed of sound, the NeXplore ShockWave Jet Truck is one of the most exciting, sought-after ground-show acts on the air show circuit. Wherever ShockWave goes, it gets attention and plenty of publicity. The NeXplore ShockWave Jet Truck began its tour of U.S. air shows in May, and we expect to generate more than 3 million high-impact impressions over the course of the air show season, and that's just the beginning of our ShockWave plans.

Preparing NeXplore for international expansion

An international strategy has become de rigueur for U.S. companies racing to stake out Web 2.0 territory in foreign markets, and the battle for the global Web 2.0 audience most likely will be fought one country at a time. NeXplore intends to invest heavily and compete aggressively in the fast-emerging international marketplace of Web 2.0 tools and destinations. NeXplore currently has offices in Beijing, China and Moscow, Russia.

National cultural influences, preferences and social nuances play a big part in whether users take to an online service. Equally important, local content laws and regulations must be observed. NeXplore has begun laying the groundwork for translating our sites and services into different languages and 'editionalizing' our social destinations to feature local content.

To help guide our international strategy, NeXplore has engaged the services of Projects International, Inc., a Washington, D.C.-based firm whose sole focus is to help corporations do business in countries where politics and government play a significant role in the economy. Projects International is currently working with NeXplore to find potential joint venture partners in China, India, South Korea, and Japan.

The Projects International team of distinguished advisors includes Ambassador Charles Freeman, a seasoned international diplomat who has negotiated on behalf of the United States with over one hundred foreign governments in East and South Asia, the Middle East, Africa, Latin America, and both Western and Eastern Europe.; and Tae-Hee Yoon, who has had a distinguished twenty-three-year tenure as a senior official with the World Bank and is a founding chairman of Korea Economic Intelligence (KEI), a New York-based business consulting firm serving U.S. clients interested in doing business in Korea.

Arkansas Securities Department

While this past year has been exciting and productive, it also has presented the NeXplore executive management team with a number of challenges.

One such challenge was the issuance on June 21, 2007 of a cease and desist order by the Arkansas Securities Department (ASD) prohibiting NeXplore, its officers, and all of its agents from any fundraising activities in Arkansas.

We first received a letter of inquiry from the ASD in November 2006 informing us that as a result of our fundraising activity conducted in the state, NeXplore might be in violation of certain securities registration requirements of the Arkansas Securities Act.

Upon receipt of the letter, NeXplore immediately ceased all fundraising activities in the state of Arkansas and began cooperating fully with the ASD by supplying the ASD with all requested information. NeXplore and its legal counsel met with the ASD in March 2007 to ascertain the steps necessary to resolve the matter at the earliest possible time. The ASD issued its cease and desist order after further requested information had been provided to the ASD.

NeXplore executives and legal team met with ASD representatives only a few days after the order had been issued and we continue to cooperate fully with the ASD. We have hired Arkansas counsel to assist in this matter. We are confident that we will be able to resolve this matter to the satisfaction of the ASD and all parties concerned at the earliest possible time. However, we have preserved our right to seek judicial review of the cease and desist order in the event we are unable to do so.

In the meantime, we intend to continue aggressive execution of our product development, marketing and business growth strategies so as not to lose our momentum from the great strides we believe we have already made during our first year.

Looking ahead

We are pleased with the progress of our first year, and we intend to build on that success next year and beyond.

In addition to the launch of the NeXplore Search beta, our shareholders can expect in the months ahead the market release of additional NeXplore Web 2.0 products and destinations, including MyCircle, AdCircle and StarContest. While we are committed to fortifying and growing NeXplore's intellectual property base and developing the majority of our products with internal resources, we also plan to consider supplementing these efforts with strategic acquisitions and partnerships, particularly when such activities will significantly accelerate time to market for new products and/or reduce barriers of market entry.

Revenue generation will be a top priority in the year ahead. We plan to increase sales and business development initiatives and hope to attract leading brand advertisers in key vertical industries. Pursuing our international expansion strategy, our goal is to enter the Asian markets in the next twelve months. We also expect to add to our already exemplary advisory board with key additions who are in alignment with our product development and business objectives. In short, we expect to continue the implementation of our business plan, focusing on the four pillars of our strategic growth plan: building market share, working toward consistent sales growth, strengthening our balance sheet and ultimately, achieving profitability.

Our business is one of risks and challenges, but it holds the potential of great rewards. We appreciate the continuing participation of our shareholders and the investment community in supporting the vision and potential of NeXplore.

Truly yours,

Edward Mandel

Chief Executive Officer
NeXplore Corporation

About NeXplore Corporation

NeXplore Corporation (OTC: NXPC) improves the online experience by providing Web tools and destinations that empower people to drive and define a World Wide Web perfectly suited for their unique needs, interests, and online pursuits. For advertisers, NeXplore offers a full array of search, display and interactive advertising products to reach and engage targeted consumers. For more information about NeXplore Corporation, visit www.nexplore.com.

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Forward-Looking Statements: A number of statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to commercialize a proprietary product, our ability to generate product sales and operating profits, potential vulnerability of technology obsolescence, potential competitive products by better capitalized companies, potential difficulty in managing growth, dependence on key personnel, and other risks which will be described in future company Securities and Exchange Commission filings.
Investor Contact:	Media Contacts:
Ronald Blekicki	Rory Doherty
(303) 494-3617	(214) 459-6321
info@hanoverfinancialservices.com	rdoherty@NeXplore.com